EXHIBIT 21.1

American Water Works Company, Inc. and its Subsidiaries Ownership Schedule

As of February 23, 2011

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
AAET, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	General Partner of AAET, L.P.
AAET, L.P.	Limited Partnership	Delaware	98% held through American Water Enterprises, Inc.; 2% held through AAET, Inc.	Supplies carbon regeneration materials to water facilities in the US
ACUS Corporation	Corporation	Texas	100% held through TWH LLC	Inactive
AmericanAnglian Canada Company	Corporation	Canada	100% held through American Water Resources, Inc.	Water and/or wastewater management and operating services (IA)
American Lake Water Company	Corporation	Illinois	100% held through American Water	Water pipeline company
American Water – Acciona Agua LLC	Limited Liability Company	Delaware	50% held through American Water Enterprises, Inc.; 50% outside ownership by Acciona Agua Corporation (USA)	Joint Venture entity, which contracts with Tampa Bay to remedy, operate and manage the Tampa Bay Seawater Desalination Plant.
American Water Canada Corp.	Corporation	Ontario	100% held through American Water Enterprises Holding, Inc.	Holds contracts for operation and maintenance of water and/or wastewater facilities in Canada
American Water Capital Corp.	Corporation	Delaware	100% held through American Water	Funding vehicle for AWW and its utility subsidiaries
American Water Carbon Services Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Supplies carbon regeneration materials to water facilities in Canada
American Water Engineering, Inc.	Corporation	New Jersey	100% held through American Water (USA), Inc.	Inactive
American Water Enterprises Holding, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company for many AWE subsidiaries in the US; Holds contract to operate and maintain Jefferson Parish, LA East Bank wastewater treatment plant
American Water Enterprises, Inc.	Corporation	Delaware	100% held through American Water	Holding company for the non-regulated business; Has some contracts due to historical reasons
American Water Industrial Operations, Inc.	Corporation	Texas	100% held through American Water Industrials, Inc.	Inactive
American Water Industrials, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company
American Water Operations and Maintenance, Inc.	Corporation	Texas	100% held through American Water (USA), Inc.	Primary entity for contracts for design, building and/or operation of water and wastewater facilities and operations, maintenance and management of water and wastewater facilities in the US
American Water Resources, Inc.	Corporation	Virginia	100% held through American Water	a) Homeowner Services Group – water line and sewer line protection programs b) Carbon Services – reactivates spent carbon c) Leasing (NOT managed by AWEG)
American Water Resources Holdings, Inc.	Corporation	Delaware	Wholly owned subsidiary of American Water (USA), Inc.	Holding company

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
American Water Resources of Texas, Inc.	Corporation	Delaware	Wholly owned subsidiary of American Water Resources Holdings, Inc.	Entity allows for the sale of service contracts in the state of Texas.
American Water Services CDM, Inc.	Corporation	Washington	80% held through American Water (USA), Inc.; 20% outside common stock held by Camp Dresser and McKee, Inc.	Joint venture operating the Tolt water treatment facility located in Seattle, WA
American Water Services Underground Infrastructure Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Current contracts for closed circuit television inspection of water and/or wastewater pipes
American Water (USA), Inc.	Corporation	Delaware	100% held through American Water Enterprises Holding, Inc.	Holding company
American Water Works Company, Inc.	Corporation	Delaware	100% held through AMERICAN WATER	Water and Wastewater-related product and services
American Water Works Service Company, Inc.	Corporation	Delaware	100% held through American Water	Professional water and/or wastewater services
Applied Wastewater Services, Inc.	Corporation	New Jersey	100% held through Applied Water Management, Inc.	Current projects for engineering, construction operations and services primarily in wastewater
Applied Water Management of Delaware, Inc.	Corporation	Delaware	100% held through Applied Water Management, Inc.	Current contracts for water and/or wastewater services
Applied Water Management, Inc.	Corporation	New Jersey	100% held through E’town LLC	Current projects for engineering, construction operations and services primarily in wastewater
Arizona – American Water Company	Corporation	Arizona	100% held through American Water	Water and/or wastewater utility
American Water Services LLC	Limited Liability Company	New Jersey	100% held through American Water	Holding Company
Bluefield Valley Water Works Company	Corporation	Virginia	100% held through West Virginia-American Water Company	Water and/or wastewater utility
Braemar Acres Limited	Corporation	Ontario	100% held through Uniflo Limited	Currently owns real property for storage of lime materials used by Terratec Environmental Ltd. in Canada
California – American Water Company	Corporation	California	100% held through American Water	Water and/or wastewater utility
EMC American Water Canada, Inc.	Corporation	Canada (Federal Corporation)	100% held through American Water Canada Corp.	Operation and maintenance of water and wastewater facilities in Canada.
E’town LLC	Limited liability company	Delaware	100% held through TWH LLC	Holding company
E’town Properties, Inc.	Corporation	Delaware	100% held through American Water Works Company, Inc.	Set up by Elizabethtown Water Company entity to hold real estate for development and/or sale
E’town Services, LLC	Limited Liability Company	New Jersey	100% held through AWE	Holds wastewater services contract among E’town Corp, Elizabeth, NJ and the Union County Improvement Authority
Edison Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for Township of Edison, NJ

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
EMC Batesville, LLC	Limited liability company	Missouri	100% held through EMC

Single purpose entity formed for improvements made to, and subsequent operation of, a wastewater treatment plant and water reuse system located in Batesville, Arkansas, as well as for the lease of related equipment used thereon.

EMC of St. Charles County, LLC	Limited liability company	Missouri	100% held through EMC	Regulated sewer utility providing sewer services to a residential development located in St. Charles County, Missouri.
Environmental Management Corp.	Corporation	New Jersey	100% held through AWE	Provides design, build and operation services for the water and wastewater assets of industrial firms and municipalities in the US and other countries.
Hawaii – American Water Company	Corporation	Nevada	100% held through American Water	Water and/or wastewater utility
Horseshoe Carbons Incorporated	Corporation	Ontario	80% held through American Water Carbon Services Corp.; 20% outside common shares held by PICA, S.A.	Currently supplies carbon regeneration materials to water facility for one client in Canada
Hydro-Aerobics, Inc.	Corporation	Texas	100% held through TWH LLC	Designing, manufacturing wastewater equipment (IA)
Illinois – American Water Company	Corporation	Illinois	100% held through American Water (0.1% outside preferred stock)	Water and/or wastewater utility
Indiana – American Water Company	Corporation	Indiana	100% held through American Water	Water and/or wastewater utility
Iowa – American Water Company	Corporation	Delaware	100% held through American Water	Water and/or wastewater utility
Kentucky – American Water Company	Corporation	Kentucky	100% held through American Water	Water and/or wastewater utility
Laurel Oak Properties Corporation	Corporation	Delaware	100% held through American Water	Entity to hold real estate for development and/or sale
Liberty Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for City of Elizabeth, NJ
Long Island Water Corporation	Corporation	New York	100% held through American Water	Water and/or wastewater utility
Maryland – American Water Company	Corporation	Maryland	100% held through American Water	Water and/or wastewater utility
Michigan – American Water Company	Corporation	Michigan	100% held through American Water	Water and/or wastewater utility
Missouri – American Water Company	Corporation	Missouri	100% held through American Water	Water and/or wastewater utility
Mobile Residuals Management Inc.	Corporation	Ontario	100% held through American Water Canada Corp.	Inactive
Mobile Residuals Management (USA), Inc.	Corporation	Delaware	100% held through American Water (USA), Inc	Mobile biosolids and residuals management; Ongoing contracts in CA and NJ
New Jersey – American Water Company	Corporation	New Jersey	100% held through American Water	Water and/or wastewater utility

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business
New Mexico – American Water Company	Corporation	New Mexico	100% held through American Water (.01% outside common stock)	Water and/or wastewater utility
Ohio – American Water Company	Corporation	Ohio	100% held through American Water	Water and/or wastewater utility
OMI/Thames Water Stockton, Inc.	Corporation	Delaware	50% held through TWNA, Inc. and 50% held through Operations and Management, Inc.	Water and/or wastewater services
Pennsylvania – American Water Company	Corporation	Pennsylvania	96.5% held through American Water (3.5% outside preferred stock)	Water and/or wastewater utility
Philip Automated Management Controls, Inc.	Corporation	Georgia	100% held through American Water (USA), Inc.	Inactive
Prism-Berlie (Windsor) Limited	Corporation	Ontario	100 % held through Terratec Environmental Ltd.	Holds contract to operate pelitizing facility in Windsor, Ontario
PWT Waste Solutions, Inc.	Corporation	Texas	100% held through TWH LLC	Water and/or wastewater services (IA)
Rialto Water Services, Inc.	Corporation	Delaware	100% held through American Water (USA)	General partner of Rialto Water Services, L.P. Percentage will fall below 50% if transaction completed as a concession.
Rialto Water Services, L.P.	Limited Partnership	Delaware	100% held through American Water (USA) and Rialto Water Services, Inc.	Rialto concession bid. Percentage will fall below 50% if transaction completed as a concession.
Tennessee – American Water Company	Corporation	Tennessee	99.89% held through American Water (0.11% outside preferred stock)	Water and/or wastewater utility
Terratec Environmental Ltd.	Corporation	Ontario	100% held through American Water Canada Corp.	Primary entity for holding contracts for biosolids management land application and disposal
Texas-American Water Company	Corporation	Texas	100% through American Water	Water and/or wastewater utility
TWH LLC	Limited Liability Company	Delaware	100% held through American Water	Holding company
TWNA, Inc. formerly Thames Water North America, Inc.	Corporation	Delaware	100% held through American Water	Water and/or wastewater services
UESG Holdings, Inc.	Corporation	Delaware	100% held through TWH LLC	Holding company
Uniflo Limited	Corporation	Ontario	100 % held through Terratec Environmental Ltd.	Holding company
Utility Management and Engineering, Inc.	Corporation	New Jersey	100% held through American Water Engineering, Inc.	Inactive
Virginia – American Water Company	Corporation	Virginia	100% held through American Water	Water and/or wastewater utility
West Virginia – American Water Company	Corporation	West Virginia	99.97% held through American Water (0.03% outside common stock)	Water and/or wastewater utility

4